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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                   FORM 8-A/A
                                 Amendment No. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            Merrill Lynch & Co., Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)
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                       Delaware                                                             13-2740599
                     ------------                                                          ------------
       (State of incorporation or organization)                                          (I.R.S. Employer
                                                                                        Identification No.)
           World Financial Center
           North Tower
           250 Vesey Street
           New York, New York                                                              10281
       ----------------------------                                                      ---------
(Address of principal executive offices)                                                 (Zip Code)

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If this form relates to the registration of                                  If this form relates to the registration of a
a class of securities pursuant to Section 12(b) of                           class of securities pursuant to Section 12(g) of the
the Exchange Act and is effective pursuant to                                Exchange Act and is effective pursuant to General
General Instruction A.(c), please check the                                  Instruction A.(d), please check the following box. |_|
following box. |X|

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Securities Act registration statement file number to which this form relates:
333-68747

Securities to be registered pursuant to Section 12(b) of the Act:

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           Title of each class                                                     Name of each exchange on which
           to be so registered                                                     each class is to be registered
           -------------------                                                     ------------------------------
Medium-Term Notes, Series B                                                        American Stock Exchange
0.50% Callable and Exchangeable
Stock-Linked Notes due February 3, 2005
(Linked to the performance of a specified
portfolio of common stocks)
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                          -----------------------------
                                (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered.

           The description of the general terms and provisions of the Medium-Term Notes, Series B 0.50% Callable and Exchangeable Stock-Linked Notes due February 3, 2005 (Linked to the performance of a specified portfolio of common stocks) to be issued by Merrill Lynch & Co., Inc. set forth in the Pricing Supplement dated January 27, 2000, the Prospectus Supplement dated May 6, 1999 and Prospectus dated May 6, 1999, attached hereto as Exhibit 99(a), are hereby incorporated by reference.

Item 2.  Exhibits.

           99(a) Pricing Supplement dated January 27, 2000, Prospectus Supplement dated May 6, 1999 and Prospectus dated May 6, 1999 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

           99(b) Form of Note for Medium-Term Notes, Series B 0.50% Callable and Exchangeable Stock-Linked Notes due February 3, 2005 (Linked to the performance of a specified portfolio of common stocks).

           99(c)          Copy of Indenture between Merrill Lynch & Co., Inc.
                          and The Chase Manhattan Bank dated as of October 1, 1993, as amended.*

* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-68747).
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                                    SIGNATURE


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             MERRILL LYNCH & CO., INC.

                                             By:          /s/ Andrea L. Dulberg
                                                  -----------------------------
                                                              Andrea L. Dulberg
                                                                      Secretary
Dated: February 7, 2000
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                                INDEX TO EXHIBITS

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Exhibit No.                                                                                                       Page No.
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99(a)     Pricing Supplement dated January 27, 2000, Prospectus Supplement dated
          May 6, 1999 and Prospectus dated May 6, 1999 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

99(b) Form of Note for Medium-Term Notes, Series B 0.50% Callable and Exchangeable Stock-Linked Notes due February 3, 2005 (Linked to the performance of a specified portfolio of common stocks).

99(c) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank dated as of October 1, 1993, as amended.*
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* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-68747).